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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Informatica Corporation for the registration of 2,875,000 shares of its common stock and to the use of our report dated January 24, 2000, with respect to the consolidated financial statements and schedules of Informatica Corporation and our report dated August 26, 2000, with respect to the financial statements of Zimba.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
September 7, 2000